Exhibit 10.13
HYDRIL CHANGE IN CONTROL AGREEMENT FOR OTHER EXECUTIVE OFFICERS
HYDRIL COMPANY
3300 North Sam Houston Parkway East
Houston, Texas 77032
[INSERT DATE]
[EXECUTIVE]
Hydril Company
3300 North Sam Houston Parkway East
Houston, Texas 77032
Dear                                         :
          Hydril Company (the “Corporation”) considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel. In connection with this, the Corporation’s Board of Directors (the “Board”) recognizes that, as is the case with many corporations, the possibility of a change in control of the Corporation may exist and that such possibility, and that such uncertainty and questions that it may raise among management, could result in the departure or distraction of management personnel to the detriment of the Corporation and its stockholders.
          The Board previously had decided to reinforce and encourage the continued attention and dedication of members of the Corporation’s management, including yourself, to their assigned duties without distraction arising from the possibility of a change in control of the Corporation and had entered into a letter agreement with you dated [                   ], as amended, concerning certain benefits to be paid to you upon severance from employment with the Corporation following a change in control (the “Prior Agreement”).
          The Corporation has now determined to offer to enter into a new letter agreement (the “Agreement”) with you which, among other things, will have a longer term than the Prior Agreement. Except for purposes of Sections 2, 5 and 6 of this Agreement or where the context otherwise requires, henceforth in this Agreement “Corporation” shall be deemed to also include subsidiaries of Hydril Company.
          In order to induce you to remain in its employ, the Corporation and Hydril Company LP, a wholly owned subsidiary of the Corporation, hereby agree that after this Agreement has been fully executed, you shall receive the severance benefits set forth in this Agreement in the event your employment with the Corporation is terminated under the circumstances described below subsequent to a “Change in Control” (as defined in Section 2). If the Prior Agreement has not expired of its own accord prior to the Effective Date (as defined

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below), this Agreement supersedes the Prior Agreement which, as of the Effective Date, will no longer have any force or effect.
          1. Term of Agreement. This Agreement shall commence on [January ___, 2007] (the “Effective Date”) and shall continue in effect through the earlier of (i) the second anniversary of the Effective Date or (ii) the end of the calendar month in which your 65th birthday occurs.
          2. Change in Control. No benefits shall be payable hereunder unless there has been a Change in Control. For purposes of this Agreement, a Change in Control shall be conclusively deemed to have occurred if (and only if) any of the following events shall have occurred: (a) after the date hereof any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a person who is a director of the Corporation on the date hereof or any person controlled by such a director, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 35% or more of the combined voting power of the Corporation’s then outstanding voting securities without prior approval of a least two-thirds of the members of the Board of Directors of the Corporation in office immediately prior to such person’s attaining such percentage interest; (b) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors of the Corporation in office immediately prior to such transaction or event thereafter constitute less than a majority of the members of the board of directors or comparable governing body of the entity that is the survivor of such transaction or event or, in the case of a sale of assets, the entity that is the successor to the business of the Corporation; or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (including for this purpose any new member whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the members then still in office who were members at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors of the Corporation.
          3. Termination Following Change in Control.
          (i) General. If any of the events described in Section 2 constituting a Change in Control shall have occurred, you shall be entitled to the benefits provided in Section 4(iii) upon the subsequent termination of your employment during the term of this Agreement if such termination is (a) by the Corporation without Cause or (b) by you for Good Reason.
          (ii) Cause. Termination by the Corporation of your employment for “Cause” shall mean termination (a) upon your willful and continued failure to substantially perform your duties with the Corporation or any such actual or anticipated failure after your issuance of a Notice of Termination (as defined in Section 3(iv)) for Good Reason (as defined in Section 3(iii)), after a written demand for substantial performance is delivered to you by the Board,

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which demand specifically identifies the manner in which the Board believes that you have not substantially performed your duties, (b) upon your willful participation in conduct which is demonstrably and materially injurious to the Corporation, monetarily or otherwise, or (c) upon there being substantial evidence that you are guilty of a crime classified as a felony (or the equivalent thereof) under applicable law, or that you have been convicted of such a crime. For purposes of this Section 3(ii), no act, or failure to act, on your part shall be deemed “willful” unless done, or omitted to be done, by you not in good faith. In addition, “Cause” shall exist if as a result of your becoming “Disabled” (as that term is defined in Section 409A(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the “Code”)), you shall have been absent from the full-time performance of your duties with the Corporation for six (6) consecutive months, and within thirty (30) days after written Notice of Termination is given you shall not have returned to the full-time performance of your duties (hereinafter, “Extended Disability”). Notwithstanding the foregoing, you shall not be deemed terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the Board’s good faith opinion you were guilty of conduct set forth above in this Section 3(ii) and specifying the particulars thereof in reasonable detail.
          (iii) Good Reason. You shall be entitled to terminate your employment for Good Reason. For purposes of this Agreement, “Good Reason” shall mean, without your express written consent, the occurrence after a Change in Control of any of the following circumstances unless, in the case of subsections (a), (e), (f) or (g), such circumstances are fully corrected prior to the Date of Termination (as defined in Section 3(v)) specified in the Notice of Termination (as defined in Section 3(iv)) given in respect thereof:
     (a) the assignment to you of any duties inconsistent with the position in the Corporation or any subsidiary of the Corporation that you held immediately prior to the Change in Control, or a significant adverse alteration in the nature or status of your responsibilities or the conditions of your employment from those in effect immediately prior to such Change in Control;
     (b) the reduction of your annual base salary as in effect on the date hereof or as the same may be increased from time to time;
     (c) the relocation of the offices at which you are principally employed immediately prior to the date of the Change in Control to a location more than 25 miles from such location or your relocation to anywhere other than such prior office except for required travel on the Corporation’s business to an extent substantially consistent with your present business travel obligations;

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     (d) failure to pay to you any portion of your current compensation or to pay to you any portion of an installment of deferred compensation under any deferred compensation program of the Corporation within seven (7) days of the date such compensation is due;
     (e) failure to continue in effect any material compensation or benefit plan in which you participate immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or failure to continue your participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed at the time of the Change in Control;
     (f) failure to obtain an agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 5; or
     (g) any purported termination of your employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 3(iv) hereof (and, if applicable, the requirements of Section 3(ii) hereof), which purported termination shall not be effective for purposes of this Agreement.
Your right to terminate your employment pursuant to this Section 3(iii) shall not be affected by your incapacity due to physical or mental illness. Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.
          (iv) Notice of Termination. Any purported termination of your employment by the Corporation or by you (other than termination due to death which shall terminate your employment automatically) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 6. “Notice of Termination” shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.
          (v) Date of Termination, Etc. “Date of Termination” shall mean (a) if your employment is terminated due to your death, the date of your death; (b) if your employment is terminated for Extended Disability thirty (30) days after Notice of Termination is given (provided that you shall not have returned to the full-time performance of your duties during such thirty (30)-day period), and (c) if your employment is terminated pursuant to Section 3(ii) or Section 3(iii) or for any other reason (other than death or due to being Disabled), the date specified in the Notice of Termination (which, in the case of a termination for Cause shall not be less than thirty (30) days from the date such Notice of Termination is given, and in the case of a

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termination for Good Reason shall not be less than fifteen (15) nor more than sixty (60) days from the date such Notice of Termination is given). Notwithstanding anything to the contrary contained in this Section 3(v), if within fifteen (15) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, then the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or as set forth in Section 10; provided, however, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.
          4. Compensation Upon Termination or During Disability. Following a Change in Control, you shall be entitled to the benefits described below upon becoming Disabled, or upon termination of your employment, as the case may be, provided that such period or termination occurs during the term of this Agreement. The benefits to which you are entitled, subject to the terms and conditions of this Agreement, are:
          (i) Upon becoming Disabled, you shall continue to receive your base salary at the rate in effect at the commencement of any such period, together with all compensation payable to you under the Corporation’s disability plan or program or other similar plan during such period, until your employment is terminated by the Corporation pursuant to Section 3(ii) hereof or by you. Thereafter, or in the event your employment is terminated by reason of your death, your benefits shall be determined under the Corporation’s retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs.
          (ii) If your employment shall be terminated by the Corporation for Cause or by you other than for Good Reason, the Corporation shall pay you your full base salary, when due, through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation plan of the Corporation at the time such payments are due, and the Corporation shall have no further obligations to you under this Agreement.
          (iii) If your employment by the Corporation shall be terminated by you for Good Reason or by the Corporation other than for Cause (including Extended Disability), then you shall be entitled to the benefits provided below:
     (a) the Corporation shall pay to you your full base salary, when due, through the Date of Termination at the rate in effect at the time Notice of Termination is given, at the time specified in Section 4(iv), plus all other amounts to which you are entitled under any compensation plan of the Corporation at the time such payments are due;
     (b) in lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Corporation shall pay as severance pay to you, at the time

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specified in Section 4(iv), a lump sum severance payment (together with the payments provided in Sections 4(iii)(c) and (d) below, the “Severance Payments”) equal to 200% of your annual salary as in effect as of the Date of Termination or immediately prior to the Change in Control, whichever is greater and without regard to whether you have been employed by the Corporation or any of its subsidiaries for at least 12 consecutive months, and 200% of the average of the annual bonuses awarded to you pursuant to the Corporation’s bonus plan(s) for executive officers, or any successor bonus plan(s) thereto, with respect to the three fiscal years preceding the Date of Termination; provided that if you shall not have been continuously employed by the Corporation or any of its subsidiaries for the preceding three full fiscal years, such average annual bonuses shall be determined based on the aggregate of all bonuses paid to you with respect to any of such three fiscal years and the actual period of your employment through the end of the preceding fiscal year (stated in years, including a fraction thereof); and provided further that if no bonuses shall have been paid to you with respect to the preceding fiscal year, such bonuses (for purposes of computing both the average annual bonuses and the aggregate amount of Severance Payments) shall be the greater of (x) the bonus award to you for such fiscal year, if any, theretofore approved by the Corporation’s Board of Directors or a duly constituted committee thereof, (y) your target bonus for such fiscal year, stated as a percentage of your base annual salary, theretofore approved by the Corporation’s Board of Directors or a duly constituted committee thereof, or (z) your current annual salary multiplied by the highest percentage that your bonuses represented in relation to your base annual salary with respect to either of the first two of the three preceding fiscal years.
     (c) the Corporation shall pay to you all legal fees and expenses incurred by you as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement (as set forth in Section 10 of this Agreement)); and
     (d) for a twenty-four (24) month period after such termination, the Corporation shall arrange to provide you with life, disability, accident and group health insurance benefits substantially similar to those that you were receiving immediately prior to the Notice of Termination. Benefits otherwise receivable by you pursuant to this Section 4(iii)(d) shall be reduced to the extent comparable benefits are actually received by you during the twenty-four (24) month period following your termination, and any such benefits actually received by you shall be reported to the Corporation.
          (iv) The payments provided for in Section 4(iii)(a) shall commence not later than the fifth day following the Date of Termination. The payments provided for in Sections 4(iii)(b) shall be made on the date which is six months plus two days following the Date of Termination together with interest calculated from the Date of Termination through the payment

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date at the rate provided in section 1274(d)(1)(C) of the Internal Revenue Code of 1986, as amended (the “Code”).
          (v) You shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise and, except as provided in Section 4(iii)(d), the amount of any payment or benefit provided for in this Section 4 shall not be reduced by any compensation earned by you as the result of employment by another employer or self-employment, by retirement benefits, by offset against any amount claimed to be owed by you to the Corporation, or otherwise.
          5. Successors, Binding Agreement.
          (i) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to terminate your employment and to receive compensation from the Corporation in the same amount and on the same terms to which you would be entitled hereunder if you terminate your employment for Good Reason following a Change in Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. Where the context requires, “Corporation” shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.
          (ii) This Agreement shall inure to the benefit of and be enforceable by you and your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder had you continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.
          6. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Corporation shall be directed to the attention of the Board with a copy to the Secretary of the Corporation, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

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          7. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas without regard to its conflicts of law principles. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Corporation under Section 4 shall survive the expiration of the term of this Agreement. The section headings contained in this Agreement are for convenience only, and shall not affect the interpretation of this Agreement.
          8. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
          9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
          10. Arbitration, Dispute Resolution.
          (i) Arbitration Procedure. Any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation of this Agreement or any arrangements relating to this Agreement or contemplated in this Agreement or the breach, termination or invalidity thereof shall be settled by arbitration in accordance with the Commercial Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) (except as otherwise provided in this Agreement) in Houston, Texas. The arbitral tribunal shall consist of one arbitrator. In making any decision, the arbitrator shall apply and follow the substantive law of Texas without reference to the conflicts of law provisions thereof. The parties to the arbitration jointly shall directly appoint such arbitrator within thirty (30) days of initiation of arbitration. If the parties shall fail to appoint such arbitrator as provided above, such arbitrator shall be appointed by the AAA as provided in the Arbitration Rules. You and the Corporation agree that the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction thereof. The Corporation shall pay all fees and expenses of the Arbitrator regardless of the result and shall provide all witnesses and

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evidence reasonably required by you to present your case. The Corporation shall pay to you all reasonable arbitration expenses and legal fees incurred by you as a result of a termination of your employment in seeking to obtain or enforce any right or benefit provided by this Agreement (whether or not you are successful in obtaining or enforcing such right or benefit). Such payments shall be made within five (5) days after the your request for payment accompanied with such evidence of fees and expenses incurred as the Corporation reasonably may require.
          (ii) Compensation During Dispute. Your compensation during any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation of this Agreement shall be as follows:
     (a) If a purported termination by you for Good Reason occurs or is deemed to occur following a Change in Control and during the term of this Agreement, and such termination is disputed in accordance with Sections 3(v) and 10(i) of this Agreement, the Corporation shall continue to pay you the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue you as a participant in all compensation, benefit and insurance plans in which you were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with Section 10(i). Amounts paid under this Section 10(ii)(a) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement. You agree to remain in the employ of the Corporation during the resolution of the dispute and to continue to provide services unless your employment is terminated earlier by death, upon becoming Disabled or retirement, or by action of the Corporation. If the dispute is resolved by a determination that you did not have Good Reason, this Agreement, in accordance with its terms, shall continue to apply to the circumstances of the your employment by the Corporation and any termination thereof.
     (b) If there is a termination by the Corporation followed by a dispute as to whether you are entitled to the payments and other benefits provided under this Agreement, then, during the period of that dispute the Corporation shall pay you fifty percent (50%) of the amount specified in Sections 4(iii)(a) and 4(iii)(b) hereof (at the time specified in Section 4(v)), and the Corporation shall provide you with the other benefits provided in Section 4(iii) of this Agreement, if, but only if, you agree in writing that if the dispute is resolved against you, you shall promptly refund to the Corporation all payments you receive under Sections 4(iii)(a) and 4(iii)(b) of this Agreement plus interest at the rate provided in Section 1274(d) of the Code, compounded quarterly. If the dispute is resolved in your favor, promptly after resolution of the dispute the Corporation shall pay you the sum that was withheld during the period of the dispute plus interest at the rate provided in Section 1274(d) of the Code, compounded quarterly.

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          11. Confidential Information and Non-Solicitation.
          (i) For a period of two (2) years after a termination of your employment with the Corporation with respect to which you receive Severance Payments under Section 4 of this Agreement, you shall not, except as may be required by applicable law, disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Corporation. “Confidential Information” shall mean information about the Corporation, its subsidiaries and affiliates, and their respective clients and customers that is not available to the general public and that was learned by you in the course of your employment by the Corporation, including (without limitation) any patterns, proprietary knowledge, trade secrets, data, formulae, information, and client and customer lists and all papers, resumes, records (including computer records) and the documents containing such Confidential Information. You acknowledge that such Confidential Information is specialized, unique in nature and of great value to the Corporation, and that such information gives the Corporation a competitive advantage in conducting its business. Upon the termination of your employment for any reason whatsoever, you shall promptly deliver to the Corporation all documents, computer tapes and disks (and all copies thereof) containing any Confidential Information.
          (ii) You recognize that you possess confidential information about other employees of the Corporation relating to their education, experience, skills, abilities, compensation and benefits, and interpersonal relationships with customers of the Corporation. You recognizes that the information you possess about these other employees is not generally known, is of substantial value to the Corporation in developing its business and in securing and retaining customers, and has been acquired by you because of your business position with the Corporation. For a period of two (2) years after a termination of your employment with the Corporation with respect to which you receive Severance Payments under Section 4 of this Agreement, you shall not, directly or indirectly, solicit, recruit or hire any employee of the Corporation for the purpose of being employed by you or by any other person on whose behalf you are acting as an agent, representative or employee and that you will not convey any such confidential information or trade secrets about other employees of the Corporation to any business, individual, partner, firm, corporation, or other entity.
          (iii) You agree that the Corporation will or would suffer irreparable injury if you were to violate any of the covenants set forth in this Section 11 and that the Corporation would by reason of such violation be entitled to injunctive relief in a court of appropriate jurisdiction, and you further consent and stipulate to the entry of such injunctive relief in such a court prohibiting you from violating any of such covenants.
          (iv) If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 11 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction

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may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.
          12. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein, including the Prior Agreement, is hereby terminated and cancelled.
          13. No Rights of Employment. No provision of this Agreement shall confer to any right upon you to continue employment with the Corporation or any of its affiliates or subsidiaries.
          14. Section 409A. Notwithstanding any provision of this Agreement to the contrary, the following provisions shall apply for purposes of complying with Section 409A of the Code and applicable Treasury authorities (“Section 409A”):
          (i) If Executive is a “specified employee,” as such term is defined in Section 409A and determined as described below in this Section 14, any payments or benefits payable or provided as a result of Executive’s termination of employment that would otherwise be paid or provided within six months and one day of such termination (other than death or Disability) shall instead be paid or provided on the earlier of (i) the date that is six months and two days after Executive’s termination, (ii) the date of Executive’s death, or (iii) the date that otherwise complies with the requirements of Section 409A.
          (ii) If any provision of this Agreement would result in the imposition of an applicable tax under Section 409A, Executive and the Corporation agree that such provision will be reformed to avoid imposition of the applicable tax in a manner that will result in the least adverse economic impact on Executive.
          If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Corporation the enclosed copy of this letter, which shall then constitute our agreement on this subject.

Sincerely,

Chris Seaver
President & CEO, Hydril Company and
Hydril Company LP

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Agreed to this                      day of                                         , 200_

By:
EXECUTIVE

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FORM OF AGREEMENT FOR CHRISTOPHER T. SEAVER
HYDRIL CHANGE IN CONTROL AGREEMENT
HYDRIL COMPANY
3300 North Sam Houston Parkway East
Houston, Texas 77032
[INSERT DATE]
Christopher T. Seaver
Hydril Company
3300 North Sam Houston Parkway East
Houston, Texas 77032
Dear Mr. Seaver:
          Hydril Company (the “Corporation”) considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel. In connection with this, the Corporation’s Board of Directors (the “Board”) recognizes that, as is the case with many corporations, the possibility of a change in control of the Corporation may exist and that such possibility, and that such uncertainty and questions that it may raise among management, could result in the departure or distraction of management personnel to the detriment of the Corporation and its stockholders.
          The Board previously had decided to reinforce and encourage the continued attention and dedication of members of the Corporation’s management, including yourself, to their assigned duties without distraction arising from the possibility of a change in control of the Corporation and had entered into a letter agreement with you dated January 15, 2002, as amended concerning certain benefits to be paid to you upon severance from employment with the Corporation following a change in control (the “Prior Agreement”).
          The Corporation has now determined to offer to enter into a new letter agreement (the “Agreement”) with you which, among other things, will have a longer term than the Prior Agreement.
          In order to induce you to remain in its employ, the Corporation and Hydril Company LP, a wholly owned subsidiary of the Corporation, hereby agrees that after this Agreement has been fully executed, you shall receive the severance benefits set forth in this Agreement in the event your employment with the Corporation is terminated under the circumstances described below subsequent to a “Change in Control” (as defined in Section 2). If the Prior Agreement has not expired of its own accord prior to the Effective Date (as defined

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below), this Agreement supersedes the Prior Agreement which, as of the Effective Date, will no longer have any force or effect.
          15. Term of Agreement. This Agreement shall commence on [January ___, 2007] (the “Effective Date”) and shall continue in effect through the earlier of (i) the second anniversary of the Effective Date or (ii) the end of the calendar month in which your 65th birthday occurs. Except for purposes of Sections 2, 5 and 6 of this Agreement or where the context otherwise requires, henceforth in this Agreement “Corporation” shall be deemed to also include subsidiaries of Hydril Company.
          16. Change in Control. No benefits shall be payable hereunder unless there has been a Change in Control. For purposes of this Agreement, a Change in Control shall be conclusively deemed to have occurred if (and only if) any of the following events shall have occurred: (a) after the date hereof any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a person who is a director of the Corporation on the date hereof or any person controlled by such a director, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 35% or more of the combined voting power of the Corporation’s then outstanding voting securities without prior approval of a least two-thirds of the members of the Board of Directors of the Corporation in office immediately prior to such person’s attaining such percentage interest; (b) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors of the Corporation in office immediately prior to such transaction or event thereafter constitute less than a majority of the members of the board of directors or comparable governing body of the entity that is the survivor of such transaction or event or, in the case of a sale of assets, the entity that is the successor to the business of the Corporation; or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (including for this purpose any new member whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the members then still in office who were members at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors of the Corporation.
          17. Termination Following Change in Control.
          (i) General. If any of the events described in Section 2 constituting a Change in Control shall have occurred, you shall be entitled to the benefits provided in Section 4(iii) upon the subsequent termination of your employment during the term of this Agreement if such termination is (a) by the Corporation without Cause or (b) by you for Good Reason.
          (ii) Cause. Termination by the Corporation of your employment for “Cause” shall mean termination (a) upon your willful and continued failure to substantially perform your duties with the Corporation or any such actual or anticipated failure after your issuance of a

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Notice of Termination (as defined in Section 3(iv)) for Good Reason (as defined in Section 3(iii)), after a written demand for substantial performance is delivered to you by the Board, which demand specifically identifies the manner in which the Board believes that you have not substantially performed your duties, (b) upon your willful participation in conduct which is demonstrably and materially injurious to the Corporation, monetarily or otherwise, or (c) upon there being substantial evidence that you are guilty of a crime classified as a felony (or the equivalent thereof) under applicable law, or that you have been convicted of such a crime. For purposes of this Section 3(ii), no act, or failure to act, on your part shall be deemed “willful” unless done, or omitted to be done, by you not in good faith. In addition, “Cause” shall exist if as a result of your becoming “Disabled” (as that term is defined in Section 409A(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the “Code”)), you shall have been absent from the full-time performance of your duties with the Corporation for six (6) consecutive months, and within thirty (30) days after written Notice of Termination is given you shall not have returned to the full-time performance of your duties (hereinafter, “Extended Disability”). Notwithstanding the foregoing, you shall not be deemed terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the Board’s good faith opinion you were guilty of conduct set forth above in this Section 3(ii) and specifying the particulars thereof in reasonable detail.
          (iii) Good Reason. You shall be entitled to terminate your employment for Good Reason. For purposes of this Agreement, “Good Reason” shall mean, without your express written consent, the occurrence after a Change in Control of any of the following circumstances unless, in the case of subsections (a), (e), (f) or (g), such circumstances are fully corrected prior to the Date of Termination (as defined in Section 3(v)) specified in the Notice of Termination (as defined in Section 3(iv)) given in respect thereof:
     (a) the assignment to you of any duties inconsistent with the position in the Corporation or any subsidiary of the Corporation that you held immediately prior to the Change in Control, or a significant adverse alteration in the nature or status of your responsibilities or the conditions of your employment from those in effect immediately prior to such Change in Control;
     (b) the reduction of your annual base salary as in effect on the date hereof or as the same may be increased from time to time;
     (c) the relocation of the offices at which you are principally employed immediately prior to the date of the Change in Control to a location more than 25 miles from such location or your relocation to anywhere other than such prior office except for required travel on the Corporation’s business to an extent substantially consistent with your present business travel obligations;

EXECUTIVE	-16-	DATE
     (d) failure to pay to you any portion of your current compensation or to pay to you any portion of an installment of deferred compensation under any deferred compensation program of the Corporation within seven (7) days of the date such compensation is due;
     (e) failure to continue in effect any material compensation or benefit plan in which you participate immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or failure to continue your participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed at the time of the Change in Control;
     (f) failure to obtain an agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 5; or
     (g) any purported termination of your employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 3(iv) hereof (and, if applicable, the requirements of Section 3(ii) hereof), which purported termination shall not be effective for purposes of this Agreement.
Your right to terminate your employment pursuant to this Section 3(iii) shall not be affected by your incapacity due to physical or mental illness. Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.
          (iv) Notice of Termination. Any purported termination of your employment by the Corporation or by you (other than termination due to death which shall terminate your employment automatically) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 6. “Notice of Termination” shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.
          (v) Date of Termination, Etc. “Date of Termination” shall mean (a) if your employment is terminated due to your death, the date of your death; (b) if your employment is terminated for Extended Disability thirty (30) days after Notice of Termination is given (provided that you shall not have returned to the full-time performance of your duties during such thirty (30)-day period), and (c) if your employment is terminated pursuant to Section 3(ii) or Section 3(iii) or for any other reason (other than death or due to being Disabled), the date specified in the Notice of Termination (which, in the case of a termination for Cause shall not be less than thirty (30) days from the date such Notice of Termination is given, and in the case of a

EXECUTIVE	-17-	DATE
termination for Good Reason shall not be less than fifteen (15) nor more than sixty (60) days from the date such Notice of Termination is given). Notwithstanding anything to the contrary contained in this Section 3(v), if within fifteen (15) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, then the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or as set forth in Section 10; provided, however, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.
          18. Compensation Upon Termination or During Disability. Following a Change in Control, you shall be entitled to the benefits described below upon becoming Disabled, or upon termination of your employment, as the case may be, provided that such period or termination occurs during the term of this Agreement. The benefits to which you are entitled, subject to the terms and conditions of this Agreement, are:
          (i) Upon becoming Disabled, you shall continue to receive your base salary at the rate in effect at the commencement of any such period, together with all compensation payable to you under the Corporation’s disability plan or program or other similar plan during such period, until your employment is terminated by the Corporation pursuant to Section 3(ii) hereof or by you. Thereafter, or in the event your employment is terminated by reason of your death, your benefits shall be determined under the Corporation’s retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs.
          (ii) If your employment shall be terminated by the Corporation for Cause or by you other than for Good Reason, the Corporation shall pay you your full base salary, when due, through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation plan of the Corporation at the time such payments are due, and the Corporation shall have no further obligations to you under this Agreement.
          (iii) If your employment by the Corporation shall be terminated by you for Good Reason or by the Corporation other than for Cause (including Extended Disability), then you shall be entitled to the benefits provided below:
     (a) the Corporation shall pay to you your full base salary, when due, through the Date of Termination at the rate in effect at the time Notice of Termination is given, at the time specified in Section 4(iv), plus all other amounts to which you are entitled under any compensation plan of the Corporation at the time such payments are due;
     (b) in lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Corporation shall pay as severance pay to you, at the time

EXECUTIVE	-18-	DATE
specified in Section 4(iv), a lump sum severance payment (together with the payments provided in Sections 4(iii)(c) and (d) below, the “Severance Payments”) equal to 290% of your annual salary as in effect as of the Date of Termination or immediately prior to the Change in Control, whichever is greater and without regard to whether you have been employed by the Corporation or any of its subsidiaries for at least 12 consecutive months, and 290% of the average of the annual bonuses awarded to you pursuant to the Corporation’s bonus plan(s) for executive officers, or any successor bonus plan(s) thereto, with respect to the three fiscal years preceding the Date of Termination; provided that if you shall not have been continuously employed by the Corporation or any of its subsidiaries for the preceding three full fiscal years, such average annual bonuses shall be determined based on the aggregate of all bonuses paid to you with respect to any of such three fiscal years and the actual period of your employment through the end of the preceding fiscal year (stated in years, including a fraction thereof); and provided further that if no bonuses shall have been paid to you with respect to the preceding fiscal year, such bonuses (for purposes of computing both the average annual bonuses and the aggregate amount of Severance Payments) shall be the greater of (x) the bonus award to you for such fiscal year, if any, theretofore approved by the Corporation’s Board of Directors or a duly constituted committee thereof, (y) your target bonus for such fiscal year, stated as a percentage of your base annual salary, theretofore approved by the Corporation’s Board of Directors or a duly constituted committee thereof, or (z) your current annual salary multiplied by the highest percentage that your bonuses represented in relation to your base annual salary with respect to either of the first two of the three preceding fiscal years.
     (c) the Corporation shall pay to you all legal fees and expenses incurred by you as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement (as set forth in Section 10 of this Agreement)); and
     (d) for a thirty-five (35) month period after such termination, the Corporation shall arrange to provide you with life, disability, accident and group health insurance benefits substantially similar to those that you were receiving immediately prior to the Notice of Termination. Benefits otherwise receivable by you pursuant to this Section 4(iii)(d) shall be reduced to the extent comparable benefits are actually received by you during the thirty-five (35) month period following your termination, and any such benefits actually received by you shall be reported to the Corporation.
          (iv) The payments provided for in Section 4(iii)(a) shall commence not later than the fifth day following the Date of Termination. The payments provided for in Sections 4(iii)(b) shall be made on the date which is six months plus two days following the Date of Termination together with interest calculated from the Date of Termination through the payment

EXECUTIVE	-19-	DATE
date at the rate provided in section 1274(d)(1)(C) of the Internal Revenue Code of 1986, as amended (the “Code”).
          (v) You shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise and, except as provided in Section 4(iii)(d), the amount of any payment or benefit provided for in this Section 4 shall not be reduced by any compensation earned by you as the result of employment by another employer or self-employment, by retirement benefits, by offset against any amount claimed to be owed by you to the Corporation, or otherwise.
          19. Successors, Binding Agreement.
          (i) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to terminate your employment and to receive compensation from the Corporation in the same amount and on the same terms to which you would be entitled hereunder if you terminate your employment for Good Reason following a Change in Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. Where the context requires, “Corporation” shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.
          (ii) This Agreement shall inure to the benefit of and be enforceable by you and your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder had you continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.
          20. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Corporation shall be directed to the attention of the Board with a copy to the Secretary of the Corporation, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

EXECUTIVE	-20-	DATE
          21. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas without regard to its conflicts of law principles. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Corporation under Section 4 shall survive the expiration of the term of this Agreement. The section headings contained in this Agreement are for convenience only, and shall not affect the interpretation of this Agreement.
          22. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
          23. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
          24. Arbitration, Dispute Resolution.
          (i) Arbitration Procedure. Any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation of this Agreement or any arrangements relating to this Agreement or contemplated in this Agreement or the breach, termination or invalidity thereof shall be settled by arbitration in accordance with the Commercial Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) (except as otherwise provided in this Agreement) in Houston, Texas. The arbitral tribunal shall consist of one arbitrator. In making any decision, the arbitrator shall apply and follow the substantive law of Texas without reference to the conflicts of law provisions thereof. The parties to the arbitration jointly shall directly appoint such arbitrator within thirty (30) days of initiation of arbitration. If the parties shall fail to appoint such arbitrator as provided above, such arbitrator shall be appointed by the AAA as provided in the Arbitration Rules. You and the Corporation agree that the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction thereof. The Corporation shall pay all fees and expenses of the Arbitrator regardless of the result and shall provide all witnesses and

EXECUTIVE	-21-	DATE
evidence reasonably required by you to present your case. The Corporation shall pay to you all reasonable arbitration expenses and legal fees incurred by you as a result of a termination of your employment in seeking to obtain or enforce any right or benefit provided by this Agreement (whether or not you are successful in obtaining or enforcing such right or benefit). Such payments shall be made within five (5) days after the your request for payment accompanied with such evidence of fees and expenses incurred as the Corporation reasonably may require.
          (ii) Compensation During Dispute. Your compensation during any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation of this Agreement shall be as follows:
     (a) If a purported termination by you for Good Reason occurs or is deemed to occur following a Change in Control and during the term of this Agreement, and such termination is disputed in accordance with Sections 3(v) and 10(i) of this Agreement, the Corporation shall continue to pay you the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue you as a participant in all compensation, benefit and insurance plans in which you were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with Section 10(i). Amounts paid under this Section 10(ii)(a) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement. You agree to remain in the employ of the Corporation during the resolution of the dispute and to continue to provide services unless your employment is terminated earlier by death, upon becoming Disabled or retirement, or by action of the Corporation. If the dispute is resolved by a determination that you did not have Good Reason, this Agreement, in accordance with its terms, shall continue to apply to the circumstances of the your employment by the Corporation and any termination thereof.
     (b) If there is a termination by the Corporation followed by a dispute as to whether you are entitled to the payments and other benefits provided under this Agreement, then, during the period of that dispute the Corporation shall pay you fifty percent (50%) of the amount specified in Sections 4(iii)(a) and 4(iii)(b) hereof (at the time specified in Section 4(v)), and the Corporation shall provide you with the other benefits provided in Section 4(iii) of this Agreement, if, but only if, you agree in writing that if the dispute is resolved against you, you shall promptly refund to the Corporation all payments you receive under Sections 4(iii)(a) and 4(iii)(b) of this Agreement plus interest at the rate provided in Section 1274(d) of the Code, compounded quarterly. If the dispute is resolved in your favor, promptly after resolution of the dispute the Corporation shall pay you the sum that was withheld during the period of the dispute plus interest at the rate provided in Section 1274(d) of the Code, compounded quarterly.
          25. Confidential Information and Non-Solicitation.

EXECUTIVE	-22-	DATE
          (i) For a period of two (2) years after a termination of your employment with the Corporation with respect to which you receive Severance Payments under Section 4 of this Agreement, you shall not, except as may be required by applicable law, disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Corporation. “Confidential Information” shall mean information about the Corporation, its subsidiaries and affiliates, and their respective clients and customers that is not available to the general public and that was learned by you in the course of your employment by the Corporation, including (without limitation) any patterns, proprietary knowledge, trade secrets, data, formulae, information, and client and customer lists and all papers, resumes, records (including computer records) and the documents containing such Confidential Information. You acknowledge that such Confidential Information is specialized, unique in nature and of great value to the Corporation, and that such information gives the Corporation a competitive advantage in conducting its business. Upon the termination of your employment for any reason whatsoever, you shall promptly deliver to the Corporation all documents, computer tapes and disks (and all copies thereof) containing any Confidential Information.
          (ii) You recognize that you possess confidential information about other employees of the Corporation relating to their education, experience, skills, abilities, compensation and benefits, and interpersonal relationships with customers of the Corporation. You recognizes that the information you possess about these other employees is not generally known, is of substantial value to the Corporation in developing its business and in securing and retaining customers, and has been acquired by you because of your business position with the Corporation. For a period of two (2) years after a termination of your employment with the Corporation with respect to which you receive Severance Payments under Section 4 of this Agreement, you shall not, directly or indirectly, solicit, recruit or hire any employee of the Corporation for the purpose of being employed by you or by any other person on whose behalf you are acting as an agent, representative or employee and that you will not convey any such confidential information or trade secrets about other employees of the Corporation to any business, individual, partner, firm, corporation, or other entity.
          (iii) You agree that the Corporation will or would suffer irreparable injury if you were to violate any of the covenants set forth in this Section 11 and that the Corporation would by reason of such violation be entitled to injunctive relief in a court of appropriate jurisdiction, and you further consent and stipulate to the entry of such injunctive relief in such a court prohibiting you from violating any of such covenants.
          (iv) If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 11 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

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          26. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein, including the Prior Agreement, is hereby terminated and cancelled.
          27. No Rights of Employment. No provision of this Agreement shall confer to any right upon you to continue employment with the Corporation or any of its affiliates or subsidiaries.
          28. Section 409A. Notwithstanding any provision of this Agreement to the contrary, the following provisions shall apply for purposes of complying with Section 409A of the Code and applicable Treasury authorities (“Section 409A”):
          (i) If Executive is a “specified employee,” as such term is defined in Section 409A and determined as described below in this Section 14, any payments or benefits payable or provided as a result of Executive’s termination of employment that would otherwise be paid or provided within six months and one day of such termination (other than death or Disability) shall instead be paid or provided on the earlier of (i) the date that is six months and two days after Executive’s termination, (ii) the date of Executive’s death, or (iii) the date that otherwise complies with the requirements of Section 409A.
          (ii) If any provision of this Agreement would result in the imposition of an applicable tax under Section 409A, Executive and the Corporation agree that such provision will be reformed to avoid imposition of the applicable tax in a manner that will result in the least adverse economic impact on Executive.

EXECUTIVE	-24-	DATE
          If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Corporation the enclosed copy of this letter, which shall then constitute our agreement on this subject.

Sincerely,

Name:
Title: [With each of Hydril Company and
Hydril Company LP]
Agreed to this                      day of                                         , 200_

By:
Christopher T. Seaver